                                                                   EXHIBIT 99.12

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES

To the Partners of
Sierra Pacific Pension Investors `84


We have audited the consolidated financial statements of Sierra Pacific Pension Investors '84 and subsidiary, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Pension Investors `84, listed in Item E of the Table of Contents. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2000


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                                   SCHEDULE II
               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 1999, 1998 and 1997


                                                     Income -
                                                    Producing
                                                    Properties
                                                    ----------
Allowance for loss - January 1, 1997                $1,880,000

Provision charged to costs and expenses (1)                  0
                                                    ----------
Allowance for loss - December 31, 1997               1,880,000

Provision charged to costs and expenses (1)                  0
                                                    ----------
Allowance for Loss - December 31, 1998               1,880,000

Provision charged to costs and expenses (1)                  0
                                                    ----------
Allowance for loss - December 31, 1999              $1,880,000
                                                    ==========


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                                  SCHEDULE III

               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

                                              Initial Cost                                Gross Amount at
                                           to Partnership (1)     Improvements      Which carried at close of period
                                          -------------------      Capitalized    -----------------------------------
                             Encumb-                 Improve-     After Acquis-               Improve-         Total
Description                  Rances         Land     ments          ition (2)        Land       ments        (3)(4)(5)
-----------                  ---------    -------    -------      ------------    -------     --------      ----------
OFFICE BUILDING-
  INCOME  - PRODUCING:

Sierra Valencia
Tucson, AZ                   $1,398,368    $977,677                 4,201,837      $977,677    3,060,925      4,038,602




                                Accum.        Date        Date     Deprec.
Description                  Deprec.(5)   Constructed   Acquired     Life
-----------                  ----------   -----------   --------   -------
OFFICE BUILDING-
  INCOME  - PRODUCING:

Sierra Valencia
Tucson, AZ                     984,363        11/87        9/85    3-30 yrs.


(1) The initial cost represents the original purchase price of the property.

(2)      The Partnership has capitalized property development costs.

(3)      Also represents costs for Federal Income Tax purposes.

(4) A valuation allowance of $1,880,000 was established as the appraised value of the properties declined below book value. See Notes 1 and 4 to the financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an exhibit.

(5) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 1999 is as follows:

                             SCHEDULE III continued
               SIERRA PACIFIC PENSION INVESTORS '84 AND SUBSIDIARY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999


                                            Total Real Estate       Accumulated
                                              Carrying Value       Depreciation
                                              --------------       ------------
Balance - January 1, 1997                     $ 4,803,698          $ 1,494,933
   Additions during the year                      126,289              182,431
                                              -----------          -----------
Balance - December 31, 1997                     4,929,987            1,677,364
   Additions during the year                       42,614              203,222
   Write off fully depreciated assets             (18,649)             (18,649)
                                              -----------          -----------
Balance - December 31, 1998                     4,953,952            1,861,937
   Additions during the year                      147,606              185,382
   Write off fully depreciated assets          (1,062,956)          (1,062,956)
                                              -----------          -----------
Balance - December 31, 1999                   $ 4,038,602          $   984,363
                                              ===========          ===========